SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement        [ ] Confidential, For Use of the
[ ] Definitive Proxy Statement             Commission Only (as permitted by
[ ] Definitive Additional Materials        Rule 14a-6(e)(2))


      Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SPORTSLINE USA, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                -------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)   Amount Previously Paid:

        (2)   Form, Schedule or Registration No.:

        (3)   Filing Party:

        (4)   Date Filed:

                              SPORTSLINE USA, INC.

                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 11, 1998

                        ---------------------------------

To the shareholders of SportsLine USA, Inc.

   NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of SportsLine USA, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Thursday, June 11, 1998, at the Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida, for the following purposes:

     To elect four members to the Company's Board of Directors to hold office until the Company's 2001 annual meeting of shareholders or until their successors are duly elected and qualified;

     To approve an amendment to the 1997 Incentive Compensation Plan to increase by 1,000,000 the number of shares of Common Stock issuable thereunder; and

     To transact such other business as may properly come before the meeting and any adjournments thereof.

   The Board of Directors has fixed the close of business on May 15, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

   Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                            By Order of the Board of Directors,

                                            Michael Levy
                                            CHAIRMAN OF THE BOARD, PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER

Fort Lauderdale, Florida
May 19, 1998

         THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                              SPORTSLINE USA, INC.

                     ---------------------------------------

                                 PROXY STATEMENT

                     ---------------------------------------

                     DATE, TIME AND PLACE OF ANNUAL MEETING

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SportsLine USA, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), for use at the 1998 Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m., local time, on Thursday, June 11, 1998, at the Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida,, or any adjournment(s) thereof (the " Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting at the time and place indicated therein. The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock is May 19, 1998. The complete mailing address, including zip code, of the principal executive offices of the Company is 6340 N.W. 5th Way, Fort Lauderdale, Florida 33309.

                          INFORMATION CONCERNING PROXY

   The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

   The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

   At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

1. The election of four directors to serve until the Company's 2001 annual meeting of shareholders or until their successors are duly elected and qualified; and

2. A proposal to approve an amendment to the 1997 Incentive Compensation Plan (the "Incentive Plan") to increase by 1,000,000 the number of shares of Common Stock issuable thereunder; and

3. Such other business as may properly come before the Annual Meeting, including any adjournments thereof.

   Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) FOR the election of the two nominees for director named below, (ii) FOR the approval of the proposal to amend the Incentive Plan, and (iii) by the proxies in their discretion upon any other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                      OUTSTANDING SHARES AND VOTING RIGHTS

   The Board of Directors has set the close of business on May 15, 1998 (the "Record Date"), as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 18,625,820 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval.

   The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Common Stock shall be elected as directors. The proposed amendment to the Incentive Plan, and any other matter that may be submitted to a vote of the shareholders at the Annual Meeting, will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares of Common Stock voted against the matter, unless the matter is one for which a greater vote is required by law or the Company's Amended and Restated Certificate of Incorporation or Bylaws.

   Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and will be counted as votes cast for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.) Accordingly, abstentions and broker or nominee non-votes will not have the same effect as a vote against a proposal.

                              ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

   The Board of Directors is divided into three classes, and each director serves for a staggered three-year term, or until successors of such class have been elected and qualified. At the Annual Meeting, the shareholders will elect four directors, each of whom will serve for a term expiring at the 2001 annual meeting of shareholders, or until his successor has been duly elected and qualified. In the event that any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Company's Bylaws. As of the date of this Proxy Statement, the Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

   Assuming a quorum is present, the four nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Shareholders are not entitled to cumulate votes in the election of directors. Unless marked otherwise, proxies received will be voted FOR the election of each of the four nominees named below.

   NOMINEES FOR ELECTION AS DIRECTOR

NAME                                         TERM EXPIRES
----                                         ------------
Michael Levy..........................           2001
Joseph Lacob..........................           2001
Andrew Nibley.........................           2001
James C. Walsh........................           2001


   CURRENT DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE SUBSEQUENT TO THE ANNUAL MEETING

NAME                                         TERM EXPIRES
----                                         ------------
Thomas Cullen.........................           1999
Richard B. Horrow.....................           1999
Derek Reisfield.......................           1999
Gerry Hogan...........................           2000
Sean McManus..........................           2000
Michael P. Schulhof...................           2000



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

          The directors and executive officers of the Company are as follows:

NAME                                            AGE                     POSITION(S) HELD WITH THE COMPANY
----                                            ---                     ---------------------------------
Michael Levy                                    51       Chairman of the Board, President and Chief Executive Officer
Kenneth W. Sanders                              41       Chief Financial Officer
Mark J. Mariani                                 41       Executive Vice President, Sales
Andrew S. Sturner                               33       Vice President, Business Development

Thomas Cullen                                   38       Director
Gerry Hogan                                     52       Director
Richard B. Horrow                               43       Director
Joseph Lacob                                    42       Director
Sean McManus                                    43       Director
Andrew Nibley                                   46       Director
Derek Reisfield                                 35       Director
Michael P. Schulhof                             55       Director
James C. Walsh                                  57       Director

         MICHAEL LEVY has served as the President, Chief Executive Officer and Chairman of the Board of the Company since its inception in February 1994. From 1979 through March 1993, Mr. Levy served as President, Chief Executive Officer and as a director of Lexicon Corporation, a high technology company specializing in data communications and signal processing technology. From January 1988 to June 1993, Mr. Levy also served as Chairman of the Board and Chief Executive Officer of Sports-Tech International, Inc., a company engaged in the development, acquisition, integration and sale of computer software, equipment and computer-aided video systems used by professional, collegiate and high school sports programs. Between June 1993 and February 1994, Mr. Levy was a private investor.

         KENNETH W. SANDERS has served as the Chief Financial Officer of the Company since September 1997. From January 1996 to August 1997, Mr. Sanders served as Senior Vice President, Chief Financial Officer of Paging Network, Inc., the world's largest paging company. From May 1993 to December 1995, Mr. Sanders served as Executive Vice President, Chief Financial Officer and a director of CellStar Corporation, an integrated wholesaler and retailer of cellular phones and related products. Between July 1979 and April 1993, Mr. Sanders was with KPMG Peat Marwick, most recently as an Audit Partner from July 1990 to April 1993.

         MARK J. MARIANI has served as the Company's Executive Vice President, Sales since April 1996. From August 1991 to March 1996, Mr. Mariani served as Executive Vice President of Sports Sales for Turner Broadcasting Sales, Inc. From June 1990 to August 1991, Mr. Mariani served as Senior Vice President and National Sales Manager for CNN in New York, and from May 1986 to June 1990, Mr. Mariani served as Vice President for CNN Sales Midwest. Prior to joining Turner Broadcasting, Mr. Mariani served as an Account Executive for WBBM, an owned and operated CBS television station in Chicago, Illinois.

         ANDREW S. STURNER has served as the Company's Vice President, Business Development since June 1995. From May 1994 to June 1995, Mr. Sturner served as Vice President of Business Development for MovieFone, Inc., an interactive telephone service company. From March 1993 to May 1994, Mr. Sturner served as President of Interactive Services, an interactive audiotext development company which he co-founded in 1992. From August 1990 to March 1993, Mr. Sturner was a bankruptcy associate at the law firm of Stroock & Stroock & Lavan.

         THOMAS CULLEN, appointed a director of the Company in April 1997, has served as President of MediaOne Group's Interactive Services Division since April 1997. Prior thereto, Mr. Cullen held various positions with US WEST since 1981, including Vice President, Business Development for Interactive Services Group from April 1992 to April 1997. Mr. Cullen serves as a member of the Board of Directors of Preview Travel, Inc. and Third Age Media, Inc.

         GERRY HOGAN, appointed a director of the Company in November 1996, has served as Chairman and Chief Executive Officer of Cygnus Publishing, Inc., a magazine publishing company, since May 1997. He served as President and Chief Executive Officer of the Home Shopping Network from February 1993 to August 1995. Prior thereto, Mr. Hogan served as vice chairman of Whittle Communications, L.P. from October 1990 to February 1993. From October 1971 to September 1987, Mr. Hogan held various positions at Turner Entertainment Networks and most recently served as President. Mr. Hogan serves as a member of the Board of Directors of the Hard Rock Hotel & Casinos, London Fog Industries, Inc. and Ethnic American Broadcasting Company and as a member of the Board of Trustees of Eckerd College.

         RICHARD B. HORROW, appointed a director of the Company in September 1994, is an attorney and sports development consultant and has served as President of Horrow Sports Ventures, Inc., a sports consulting firm, since its inception in May 1988. Since July 1994, Mr. Horrow has been the host of the weekly television show "The Sports Business Report," which is distributed nationally through Prime Network/Sports Channel/New Sport affiliates, and has also hosted the weekly radio show "The Sports Professor," aired nationally on Prime Radio. Mr. Horrow also currently serves as a consultant for various sports-related matters to The City of Oklahoma City, the National Football League, the Ladies Professional Golf Association, the Baltimore Orioles and the National Association of Professional Baseball Leagues. From March 1991 to March 1992, Mr. Horrow served as the Executive Director of Golden Bear Sports Management, a sports management firm.

         JOSEPH LACOB, appointed a director of the Company in May 1995, has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital partnership, since May 1987. Mr. Lacob also serves as the Chairman of the Board of CellPro, Inc., a cell therapy device company, and Corixa, Inc., a cancer and infectious disease vaccine company. Mr. Lacob is also a director of publicly-held Pharmacyclics, Inc. and Hearport, Inc., as well as six privately held ventures in the medical and sports media businesses.

         SEAN MCMANUS, appointed a director of the Company in March 1997, has served as President of CBS Sports since December 1996. From October 1987 to December 1996, Mr. McManus was Senior Vice President U.S. Television Sales and Programming at Trans World International, the television division of International Management Group. From August 1981 to October 1987, Mr. McManus was Vice President Planning and Development at NBC Sports. From September 1979 to August 1981, Mr. McManus served as Associate Producer and Producer at NBC Sports and from August 1977 to September 1979 he was a Production Assistant to the Associate Producer at ABC Sports.

         ANDREW NIBLEY, appointed a director of the Company in March 1996, has served as President, Reuters NewMedia, Inc. ("Reuters NewMedia") since January 1998 and a director of Reuters NewMedia since January 1994. From January 1994 to January 1998, Mr. Nibley was the Editor and Executive Vice President of Reuters NewMedia. From January 1989 to January 1994, Mr. Nibley was the Editor, America for Reuters America, Inc. He was also named the Senior Vice President, News and Television of Reuters America, Inc. in July 1993.

         DEREK REISFIELD, appointed a director of the Company in March 1997, has served as President, CBS New Media Group since April 1998 and was Vice President of Business Development at CBS from May 1997 to April 1998.From April 1996 to April 1997, Mr. Reisfield was Director of Strategic Management of Westinghouse Electric Corporation. Prior thereto, Mr. Reisfield held various positions at Mitchell Madison Group, a management consulting firm, and most recently as a Partner of the firm's Media and Communications Practice, the Consumer Marketing Practice and Mitchell Madison's Venture Capital Group from June 1995 to April 1996. From August 1987 to June 1995, Mr. Reisfield held various positions, most recently as a Senior Manager at McKinsey & Company, a management consulting firm.

         MICHAEL P. SCHULHOF, appointed a director of the Company in November 1997, is a private investor. From June 1974 to January 1996, Mr. Schulhof held various positions at Sony Corporation of America, Inc. and most recently served as President and Chief Executive Officer from June 1993 to January 1996. Mr. Schulhof is a trustee of Brandeis University, Lincoln Center for the Performing Arts, Inc., New York University Medical Center and the Brookings Institute, serves on the Board of Directors of the Center on Addiction and Substance Abuse at Columbia University, is a member of the Council on Foreign Relations and a member of the Investment and Services Policy Advisory Committee to the U.S. Trade Representative.

         JAMES C. WALSH, appointed a director of the Company in August 1994, is an attorney who has been engaged in the private practice of law since 1968. Mr. Walsh has also served as the President of Namanco Productions, Inc., a sports marketing and management firm, since 1969. Namanco Productions, Inc. is the agent and manager of NFL Hall of Fame quarterback Joe Namath.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the Company fiscal year ended December 31, 1997, the Board of Directors held twelve meetings, including telephonic meetings, and took certain actions by written consent. Each director attended at least 75 percent of the aggregate of (i) the number of such meetings, and (ii) the number of meetings held by all committees of the Board of Directors on which such director served during 1997.

         The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee.

         Messrs. Cullen, Lacob and Reisfield are the members of the Audit Committee, which did not meet during 1997. The duties and responsibilities of the Audit Committee include (a) reviewing audit functions, including accounting and financial reporting practices of the company, the adequacy of the company's system of internal accounting control and the quality and integrity of the Company's financial statement and relations with independent auditors.

         Messrs. Hogan, Levy and McManus are the members of the Compensation Committee, which held one meeting during 1997. The Compensation Committee is responsible for establishing the compensation of the Company's directors, officers and employees, including salaries, bonuses, commission, and benefit plans, and administering the Company's stock plans, including the 1995 Stock Option Plan (the "Stock Option Plan"), the Incentive Plan and the 1997 Employee Stock Purchase Plan, and other forms of or matters relating to compensation.

             PROPOSAL TO AMEND THE 1997 INCENTIVE COMPENSATION PLAN

                                (PROPOSAL NO. 2)

   The Board of Directors has adopted an amendment to the Incentive Plan to increase the number of shares of Common Stock issuable thereunder from 2,000,000 to 3,000,000. The Board of Directors felt that the number of shares currently available under the Incentive Plan may be insufficient in light of the continued growth in the Company's operations, including potential increases in the number of employees if and to the extent the Company completes acquisitions of other companies or businesses. For this reason, the Board has determined that it is in the best interests of the Company to increase the number of shares available for issuance under the Incentive Plan, so that the Company would be able to continue to use stock options and other equity awards to retain and attract qualified employees.

   The material features of the Incentive Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Incentive Plan, attached hereto as Exhibit A. The bold face portions of the Incentive Plan reflect the proposed amendment to be voted on at the Annual Meeting.

   GENERAL. The purpose of the Incentive Plan is to assist the Company in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and independent contractors (collectively, "Participants") by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. Pursuant to the Incentive Plan, the Company may grant Participants stock options, stock appreciation rights, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property (collectively, "Awards").

   Before adoption of the amendment of the Incentive Plan, the total number of shares of Common Stock subject to the granting of Awards under the Incentive Plan was: (i) 2,000,000 shares, plus (ii) the number of shares with respect to Awards previously granted under the Incentive Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Common Stock that are surrendered in payment of any Awards or any tax withholding requirements. As of April 30, 1998, options to purchase 881,000 shares were outstanding under the Incentive Plan, 1,934 shares had been issued pursuant to the exercise of stock options granted under such plan and 1,117,066 shares remained available for future grants. In addition, as of Aprl 30, 1998, options to purchase 933,122 shares were outstanding and 143,967 shares had been issued pursuant to the exercise of stock options gratned under the Company's Stock Option Plan . The Company does not presently intend to make any future grants under the Stock Option Plan.

   ADMINISTRATION. The Incentive Plan is presently administered by the Compensation Committee. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, or Section 162(m) of the Code, the Board of Directors may exercise any power or authority granted to the Compensation Committee. The Compensation Committee or the Board of Directors (hereinafter, the "Committee") is authorized to select eligible persons to receive Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Compensation Committee or the Board may deem necessary or advisable for the administration of the Plan.

   AWARDS. The following is a description of the types of Awards that may be granted under the Incentive Plan:

          STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The Committee is authorized to grant stock options, including incentive and non-qualified stock options, and stock appreciation rights ("SARs") entitling the Participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the Committee, but must not be less than the fair market value of a share of Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the related option agreement, but no option may be exercised after the expiration of ten years from the date of grant. Options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant and a term of no more than five years. Options may be exercised by payment of the exercise price in cash, shares of Common Stock, outstanding Awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time.

          RESTRICTED AND DEFERRED STOCK. The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the Committee. A Participant granted restricted stock generally has all the rights of a shareholder of the Company, unless otherwise determined by the Committee. An Award of deferred stock confers upon the Participant the right to receive shares of Common Stock at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an Award of deferred stock carries no voting or dividend rights. The restricted or deferral period for restricted stock or deferred stock Awards may not be less than three years unless the Award is subject to performance conditions, in which case the period will not be less than one year.

          BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Committee is authorized to grant shares of Common Stock as a bonus, free of restrictions, or to grant shares of Common Stock or other Awards in lieu of cash under the Incentive Plan, subject to such terms as the Committee may specify.

          OTHER STOCK-BASED AWARDS. The Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with value and payment contingent upon performance by the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such Awards.

   The right of a Participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the Incentive Plan authorizes specific annual incentive Awards, which represent a conditional right to receive cash, shares of Common Stock or other Awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year.

   Awards may be settled in the form of cash, shares of Common Stock, other Awards or other property in the discretion of the Committee. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property surrendered by the Participant) to satisfy withholding and other tax obligations. Awards granted under the Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the Participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions.

   The Incentive Plan also provides that each non-employee director who is not affiliated with or a designee of a beneficial owner of more than 5% of the Common Stock will automatically receive (i) for those directors elected or appointed after the completion of the Company's initial public offering, an option to purchase 12,000 shares of Common Stock on the date of his or her election or appointment and (ii) for all directors, on the date of the Company's annual meeting of shareholders, an option to purchase 3,000 shares of Common Stock. Such options have a term of 10 years and become exercisable at the rate of 25% per year commencing on the first anniversary of the date of grant; provided, however, that the options shall be fully exercisable in the event that, while serving as a director, the non-employee director dies, suffers a "disability," or "retires" (within the meaning of such terms as defined in the Incentive Plan). The per share exercise price of options granted to non-employee directors will be equal to the fair market value of a share of Common Stock on the date such option is granted. Unless otherwise extended in the sole discretion of the Compensation Committee, the unexercised portion of any formula option grant will become null and void (i) three months after the date on which the non-employee director ceases to be a director for any reason other than the non-employee director's willful misconduct or negligence, disability, death or retirement, (ii) immediately in the event of the non-employee director's willful misconduct or negligence, (iii) at the expiration of its original term if the non-employee ceases to be a director by reason or his or her retirement, or (iv) one year after the non-employee director ceases to be a director by reason of his or her disability or death.

   If and to the extent provided in any Award, upon a Change in Control (as defined in the Incentive Plan), (i) any Award carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested; (ii) certain SARs will become exercisable for amounts, in cash, determined by reference to highest price per share paid (including extraordinary dividends) in the transaction triggering the Change in Control; (iii) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award will lapse and such Awards will be deemed fully vested as of the time of the Change in Control; and (iv) the performance goals and other conditions of any outstanding Award will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award. A "Change in Control" means: (A) the acquisition by any person or group of beneficial ownership of 25% or more of the Common Stock outstanding or 25% or more of the combined voting power of the Company's outstanding voting securities; (B) approval by the Company's shareholders of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior thereto do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets (any such event being referred to as a "Corporate Transaction"); or (C) a change in the composition of the Board of Directors such that individuals who, as of the date of the Incentive Plan, constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) will be considered as though such person were a member of the Incumbent Board. An acquisition or Corporate Transaction unanimously approved by the Incumbent Board will not constitute a Change in Control for purposes of the Incentive Plan.

   ELIGIBILITY. Awards may be granted to officers, directors, employees and independent contractors of the Company or any of its subsidiaries. A Participant may not be granted Awards relating to more than 250,000 shares of Common Stock which during any fiscal year. The Incentive Plan also contains a limits on the maximum amount that may be earned as a cash Award in any fiscal year by any one Participant and on the aggregate market value of shares subject to all incentive stock options that may be granted to a Participant during any calendar year. As of April 30, 1998, there were approximately 200 persons were eligible to participate in the Incentive Plan.

   AMENDMENT AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the Incentive Plan or the Committee's authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted. Unless earlier terminated by the Board, the Incentive Plan will terminate at such time as no shares of Common Stock remain available for issuance under the Incentive Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Incentive Plan.

   FEDERAL INCOME TAX EFFECTS. The Incentive Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

          NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the Incentive Plan, an optionee (other than an officer or director of the Company) will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the option of the shares of Common Stock acquired on exercise over the exercise price. That income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

          If an optionee pays for shares of Common Stock on exercise of an option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

         The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

          INCENTIVE STOCK OPTIONS. The Incentive Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code to employees of the Company or its subsidiaries. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss. If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income the optionee recognizes will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

          An optionee who exercises an incentive stock option by delivering shares of Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

          For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an item of adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no item of adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the item of adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

      AWARDS GRANTED UNDER THE INCENTIVE PLAN. As of April 30, 1998, nonqualified stock options to purchase an aggregate of 882,934 shares of Common Stock had been granted under the Incentive Plan to approximately 200 persons (including options that have been exercised, but excluding cancelled options), at exercise prices ranging from $1.96 to $33 per share (the fair market value of the Common Stock as of the dates of grant).

      The following table sets forth information with respect to stock options granted under the Incentive Plan during the fiscal year ended December 31, 1997 to (i) each Named Executive Officer (see "Executive Compensation--Summary Compensation Table"), who comprise the Company's only executive officers, (ii) all current directors who are not executive officers as a group and (iii) all employees, including all current officers who are not executive officers, as a group. No additional stock options were granted to the Named Executive Officers after December 31, 1997 and prior to the date of this Proxy Statement.

                                                            NUMBER OF SHARES                 EXERCISE
                                                       SUBJECT TO OPTIONS GRANTED              PRICE
   NAME                                                 UNDER THE INCENTIVE PLAN             PER SHARE
   ----                                                 ------------------------             ---------
Michael Levy.......................................                            150,000          $8.00
Mark J. Mariani....................................                             12,000           8.00
Kenneth W. Sanders.................................                             20,000           8.00
Andrew S. Sturner..................................                             14,000           8.00
All Named Executive Officers.......................                            196,000           8.00
All current directors who are not executive
   officers as a group.............................                             20,000           8.00

All employees, including all current officers
   who are not executive officers, as a group......                            136,500       8.00 - 11.3125


         Awards under the Incentive Plan have been and will be granted primarily to persons who possess a capacity to contribute significantly to the Company's successful performance. Because the persons to whom grants of Awards are to be made will be determined from time to time by the Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive Awards or the number of shares for which Awards will be granted, except to the extent already granted.

VOTE REQUIRED AND RECOMMENDATION

         The affirmative vote of a majority of the votes of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote will be required for approval of the proposal to amend the Incentive Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE INCENTIVE PLAN.

                               SECURITY OWNERSHIP

   The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of April 30, 1998 by (a) each person known to the Company to own beneficially more than 5 percent of the Company's outstanding Common Stock, (b) each director who owns any such shares, (c) each Named Executive Officer who owns any such shares (see "Executive Compensation--Summary Compensation Table"), and (d) the directors and executive officers of the Company as a group:

                                                                             COMMON STOCK
                                                                         BENEFICIALLY OWNED(2)
                                                                         ---------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                             SHARES                 PERCENT
---------------------------------------                             ------                 -------
CBS Broadcasting Inc. (3)                                          2,248,075                11.8%
Kleiner Perkins Caufield & Byers (4)                               1,952,221                10.3
Joseph Lacob (5)                                                   1,952,221                10.3
US WEST Interactive Services, Inc.                                 1,595,852                 8.6
Thomas Cullen (6)                                                  1,595,852                 8.6
Michael Levy (7)                                                   1,370,000                 7.4
Estate of Burk Zanft (8)                                           1,000,000                 5.3
Andrew Nibley (9)                                                    845,672                 4.5
James C. Walsh (10)                                                  160,000                   *
Mark J. Mariani (11)                                                  33,333                   *
Andrew S. Sturner (12)                                                34,499                   *
Kenneth Sanders (13)                                                  20,000                   *
Richard B. Horrow (14)                                                12,500                   *
Gerry Hogan (15)                                                      10,000                   *
Sean McManus                                                              --                   *
Derek Reisfield                                                           --                   *
Michael P. Schulhof (16)                                                  --                   *
All directors and executive officers as a group (13 persons) (17)  8,282,152                42.5

-------------------
*    Less than 1%.

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o SportsLine USA, Inc., 6340 N.W. 5th Way, Fort Lauderdale, Florida 33309. Except as otherwise indicated, such beneficial owners have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent such power may be shared with a spouse.

(2) The number of shares of Common Stock deemed outstanding as of April 30, 1998 includes (i) 18,608,247 shares of Common Stock outstanding as of April 30, 1998, and (ii) shares issuable pursuant to options and warrants held by the respective person or group which may be exercised within 60 days after April 30, 1998 ("presently exercisable stock options" and "presently exercisable warrants," respectively), as set forth below. Pursuant to the rules of the Securities and Exchange Commission, presently exercisable stock options and presently exercisable warrants are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(3) Reflects (i) 1,868,075 shares held of record and (ii) 380,000 shares subject to presently exercisable warrants. Does not include any additional shares of Common Stock and warrants to purchase Common Stock to be issued to CBS after February 28, 1998 pursuant to the CBS agreement. See "Certain Relationships and Related Transactions--CBS Agreement." The address of CBS is 51 West 52nd Street, New York, New York 10019.

(4) Reflects (i) 1,581,666 shares held of record and 322,500 shares subject to presently exercisable warrants held by Kleiner Perkins Caufield & Byers VII and (ii) 40,555 shares held of record and 7,500 shares subject to presently exercisable warrants held by KPCB Information Sciences Zaibatsu Fund II. The address of Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, California 94025.

(5) Reflects shares held of record and shares subject to presently exercisable warrants held by various funds associated with Kleiner Perkins Caufield & Byers of which Mr. Lacob is a general partner. Mr. Lacob disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. See note (5) above. Mr. Lacob's address is 2750 Sand Hill Road, Menlo Park, California 94025.

(6) Reflects shares held of record by US WEST of which Mr. Cullen is President. Mr. Cullen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of US WEST and Mr. Cullen is 9000 East Nichols, Englewood, Colorado 80112.

(7) Reflects 1,370,000 shares held of record. Excludes 150,000 shares issuable upon exercise of stock options held by Mr. Levy not exercisable within 60 days.

(8) Reflects (i) 800,000 shares held of record and (ii) 200,000 shares subject to presently exercisable warrants. The address of the Estate of Burk Zanft is 745 Downing Street, Teaneck, New Jersey 07666.

(9) Reflects shares held of record by Reuters NewMedia of which Mr. Nibley is a director, the Editor and Executive Vice President. Mr. Nibley disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Reuters NewMedia and Mr. Nibley is 1700 Broadway, New York, New York 10019.

(10) Reflects (i) 80,000 shares held of record and (ii) 80,000 shares subject to presently exercisable warrants.

(11) Includes 33,333 shares subject to presently exercisable stock options. Excludes 56,667 shares issuable upon exercise of stock options held by Mr. Mariani not exercisable within 60 days.

(12) Includes 34,499 shares subject to presently exercisable stock options. Excludes 35,501 shares issuable upon exercise of stock options held by Mr. Sturner that are not exercisable within 60 days.

(13) Includes 20,000 shares subject to presently exercisable stock options. Excludes 80,000 shares issuable upon exercise of stock options held by Mr. Sanders not exercisable within 60 days.

(14) Includes 12,500 shares subject to presently exercisable warrants. Excludes 7,500 shares issuable upon exercise of warrants held by Mr. Horrow that are not exercisable within 60 days.

(15) Includes 10,000 shares subject to presently exercisable warrants. Excludes 30,000 shares issuable upon exercise of warrants held by Mr. Hogan that are not exercisable within 60 days.

(16) Excludes 40,000 shares issuable upon exercise of warrants held by Mr. Schulhof that are not exercisable within 60 days and 20,000 shares issuable upon exercise of stock options held by Mr. Schulhof that are not exercisable within 60 days.

(17)     Includes the information in the notes herein, as applicable. Reflects
         (i) 7,381,820 shares held of record, (ii) 87,832 shares subject to presently exercisable stock options and (iii) 812,500 shares subject to presently exercisable warrants. Excludes (i) 342,168 shares issuable upon exercise of stock options and (ii) 77,500 shares issuable upon exercise of warrants not exercisable within 60 days.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1996 and 1997 by the Company's Chief Executive Officer and its other executive officers (the "Named Executive Officers").

                                                                                                 LONG TERM
                                                                                            ------------------
                                                     ANNUAL COMPENSATION (1)                   COMPENSATION
                                            --------------------------------------                AWARDS
                                                                                                SECURITIES           ALL OTHER
     NAME AND PRINCIPAL POSITION            YEAR           SALARY            BONUS          UNDERLYING OPTIONS     COMPENSATION
     ---------------------------            ----           ------            -----          ------------------     ------------
Michael Levy,                               1997         $206,787          $75,000                150,000           $23,027 (2)
  Chairman, President and                   1996          167,887           50,000                     --            22,922 (2)
Chief Executive Officer

Mark J. Mariani,                             1997         165,066           25,000                  20,000               --
  Executive Vice President, Sales            1996         112,243           10,000                  80,000            8,205 (3)
Kenneth W. Sanders,                          1997          72,717           15,000                 100,000           47,579 (3)
  Chief Financial Officer (4)
Andrew Sturner,                              1997         127,500           20,000                  30,000               --
  Vice President, Business Development       1996         101,934           10,000                      --               --

-----------------
(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer is less than 10% of the total annual salary and bonus of such officer.

(2) Represents premiums paid for life and disability insurance policies for the benefit of Mr. Levy.

(3)      Represents reimbursement of relocation and moving expenses.

(4)      Mr. Sanders joined the Company in September 1997.

STOCK OPTION GRANTS

         The following table sets forth information concerning the grant of stock options made during 1997 to each Named Executive Officer.

                        OPTION GRANTS IN FISCAL YEAR 1997


                                               INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE AT
                             -----------------------------------------------------              ASSUMED
                             NUMBER OF     % OF TOTAL                                   ANNUAL RATES OF STOCK PRICE
                             SECURITIES      OPTIONS                                      APPRECIATION FOR OPTION
                             UNDERLYING    GRANTED TO     EXERCISE                                TERM(2)
                              OPTIONS     EMPLOYEES IN     PRICE                          ----------------------
NAME                         GRANTED(1)    FISCAL YEAR   PER SHARE  EXPIRATION DATE          5%($)       10%($)
----                         ----------   ------------   ---------  ---------------       ----------  ----------
Michael Levy                   150,000         16.6        $  8.00        12/5/07            754,654   1,912,491
Mark J. Mariani                 20,000          2.2           8.00   7/1/07 - 12/5/07        100,623     254,999
Kenneth W. Sanders             100,000         11.1           8.00   8/27/07 - 12/5/07       503,116   1,274,994
Andrew S. Sturner               30,000          3.3       5.00-8.00  3/1/07 - 12/5/07        135,841     344,248

-------------------------
(1) All such options were granted under the Company's 1995 Stock Option Plan and the Incentive Plan and become exercisable in installments over four years. Under the 1995 Stock Option Plan and the Incentive Plan, these options will become immediately exercisable in the event of certain change of control transactions involving the Company.

(2) In accordance with the rules of the Commission, the potential realizable values for such options shown in the table are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumed rates of appreciation do not represent the Company's estimate or projection of the appreciation of shares of Common Stock of the Company.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

  The following table sets forth information concerning exercisable and unexercisable stock options held as of December 31, 1997 by each of the Named Executive Officers. No options were exercised by the Named Executive Officers in 1997.

                          FISCAL YEAR-END OPTION VALUES

                                 Number of Securities Underlying                           Value of Unexercised
                                     Unexercised Options at                              In-the-Money Options at
                                      December 31, 1997 (1)                               December 31, 1997 (2)
                        ----------------------------------------------      --------------------------------------------------
NAME                        Exercisable              Unexercisable               Exercisable                 Unexercisable
----                    --------------------     ---------------------      ---------------------        ---------------------
Michael Levy                      0                     150,000             $            0               $         412,500
Mark J. Mariani              33,333                      66,667                    337,330                         611,600
Kenneth W. Sanders           20,000                      80,000                     55,000                         220,000
Andrew S. Sturner            25,000                      45,000                    253,000                         258,300

----------------
(1) Exercisable in accordance with the provisions described in Note (1) to the table entitled "Option Grants in Fiscal Year 1997."
(2) Based on the closing price of the Common Stock on December 31, 1997 ($10.75), as reported by Nasdaq.

EMPLOYMENT AGREEMENTS

   The Company has entered into a three-year employment agreement with Kenneth
W. Sanders, pursuant to which he will serve as Chief Financial Officer. Mr. Sanders will receive an annual base salary of $210,000 and such bonuses as may be awarded from time to time by the Board or any compensation committee thereof. Upon commencement of his employment, the Company granted Mr. Sanders options to purchase 80,000 shares of Common Stock at an exercise price of $8.00 per share. If the agreement is terminated by the Company other than by reason of death, Disability (as defined) or Cause (as defined), or by Mr. Sanders for Good Reason (generally defined as a material breach by the Company of the agreement), the Company will continue to pay Mr. Sanders for a period of six months his base salary plus, an additional amount not to exceed $105,000 depending on the value during such six-month period of the stock options granted to him. The agreement prohibits Mr. Sanders from competing with the Company during his employment and for a period of two years after termination of his employment.

DIRECTOR COMPENSATION

   The Company reimburses its directors for out-of-pocket expenses incurred in connection with their rendering of services as directors. The Company currently does not pay cash fees to its directors for attendance at meetings. Non-employee directors are eligible to receive options under the Incentive Plan. See "--Proposal to Amend the 1997 Incentive Compensation Plan."

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REPORT ON EXECUTIVE
COMPENSATION

   Under rules established by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year.

   COMPENSATION PHILOSOPHY AND REVIEW. The Company's compensation philosophy for executive officers serves two principal purposes: (i) to provide a total compensation package for officers that is competitive and enables the Company to attract and retain key executive and employee talent needed to accomplish the Company's long-term business objectives and (ii) to directly link compensation to improvements in Company performance and increases in shareholder value as measured principally by the trading price of the Company's Common Stock and an individual's contribution and personal performance. During 1997, the Compensation Committee did not attempt to specifically analyze compensation levels at comparable companies.

   The Compensation Committee reviews, recommends and approves changes to the Company's compensation policies and benefits programs, administers the Company's stock option plans, including approving stock option grants, and otherwise seeks to ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented.

   ELEMENTS OF EXECUTIVE OFFICER COMPENSATION. The Company's executive compensation consists primarily of base salary, health insurance and similar benefits, cash bonuses and the award of stock options designed to provide long-term incentives. In addition, the Compensation Committee may recommend the grant of discretionary bonuses to the Company's executive officers. The Compensation Committee believes that in the highly competitive, emerging markets in which the Company operates, equity-based compensation provides the greatest incentive for outstanding executive performance and the greatest alignment of management and shareholder long-term interests.

   OFFICER SALARIES. The Compensation Committee reviews the annual salary of the executive officers, including the Chief Executive Officer. In determining the appropriate salary levels, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience, past accomplishments, and data on prevailing compensation levels in relevant markets for executive talent. Based on the foregoing, during 1997 the Compensation Committee approved salary increases for certain executive officers which the Compensation Committee believes appropriately reflect the increase in the level of the Company's operations and officer responsibility and performance. In December 1997, the Compensation Committee increased Mr. Levy's salary to $300,000, effective December 1, 1997, based upon, among other factors, the Compensation Committee's positive assessment of Mr. Levy's performance during 1997. In reviewing Mr. Levy's performance, the Compensation Committee noted in particular a number of Company achievements during 1997, including the significant revenues and site traffic, the completion of a number of significant strategic alliances (including those with CBS and America Online, Inc.) and the successful recruiting and hiring of other key employees. The Compensation Committee also increased the salary levels of several of the other members of the Company's senior management team, effective December 1, 1997. In general, these increases were consistent with Mr. Levy's increase, and were based upon a similar analysis of such officers' increased responsibility and positive performance assessments.

   STOCK OPTION GRANTS. The Company has relied utilized long-term equity compensation as an important element for compensating and incentivizing its executive officers. It is the Company's practice to set option exercise prices for officers at not less than 100% of the stock fair market value on the date of grant. Thus, the value of the shareholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years. Options granted to executive officers generally provide that they are not exercisable until one year after the date of grant, at which time they become exercisable on a cumulative basis at a maximum annual rate of 25% of the total number of shares underlying the option grant. In determining the size of the stock option grants, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and the number of shares owned by the officer or which continue to be subject to vesting under outstanding options. In addition, the Compensation Committee examines the level of equity incentives held by each officer relative to the other officers' equity positions and their tenure, responsibilities, experience, and value to the Company. During December 1997, the Compensation Committee approved the grant of options to Mr. Levy for 150,000 shares of the Company's Common Stock, reflecting Mr. Levy's successful achievement of the business objectives described above. In addition, during December 1997, the Compensation Committee granted all executive officers as a group (including Mr. Levy) additional options to purchase an aggregate of 196,000 shares of Common Stock.

   ANNUAL CASH BONUSES. Annual cash bonus awards are based on both Company performance relative to an annual plan prepared before the beginning of each fiscal year and approved by the Board of Directors, reflecting appropriate progress toward the Company's long-term goals and individual contributions to the achievement of the annual plan. Bonus awards vary depending on the officer's base salary.

   SUMMARY. The Compensation Committee believes that the Company's compensation programs are competitive with those of other technology and Internet companies.

   POLICY ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by shareholders. The Compensation

Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests.

                                                         Gerry Hogan
                                                         Michael Levy
                                                         Sean McManus

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee is comprised of Gerry Hogan, Michael Levy and Sean McManus. Mr. Levy is an executive officer of the Company. Mr. Levy does not participate in discussion regarding his own compensation or performance appraisals.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 1997.

                                PERFORMANCE GRAPH

         The following graph compares, for the period from November 13, 1997 (the date that the Common Stock was first publicly traded) to December 31, 1997, the cumulative total shareholder return on the Common Stock with (i) the Nasdaq Stock Market (U.S. companies) Index (the "Nasdaq Market Index") and (ii) the Hambrecht & Quist Internet Index ("H&Q Internet Index"). The graph assumes that $100 was invested on November 13, 1997 in the Common Stock and the Nasdaq Market Index and the H&Q Internet Index, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
         SPORTSLINE USA, INC. NASDAQ MARKET INDEX AND H&Q INTERNET INDEX

                                [GRAPHIC OMITTED]

                                   11/13/97            12/31/97
                    SPLN                100              134.38
                    Nasdaq              100              101.16
                    H&Q                 100              112.85

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   CBS AGREEMENT. On March 5, 1997, the Company entered into a five-year agreement with CBS, pursuant to which, among other things, the Company's flagship Internet site was renamed "cbs.sportsline.com." The term of the CBS agreement expires on December 31, 2001. The CBS agreement provides for cbs.sportsline.com to receive certain minimum amounts of advertising and on-air promotion, including at least $11 million during 1998 and 1999 and at least $14 million during 2000 and 2001. The Company has the right to use certain CBS logos and television-related sports content on cbs.sportsline.com and in connection with the operation and promotion of that Web site.

   In consideration of CBS's advertising and promotional efforts and its license to the Company of the right to use certain CBS logos and television-related sports content, CBS will receive 3,100,000 shares of Common Stock over the term of the CBS agreement (752,273, 735,802, 558,988, 567,579 and 485,358 shares in
1997, 1998, 1999, 2000 and 2001, respectively). CBS will also have the right to receive 60% of the Company's advertising revenue on cbs.sportsline.com pages related to certain "signature events (such as the NCAA Men's Basketball Tournament, PGA Tour events, U.S. Open tennis and the Daytona 500) and 50% of the Company's advertising revenue on cbs.sportsline.com pages containing other CBS television-related sports content. The CBS agreement also provides that the Company shall issue to CBS on the first business day of each contract year warrants to purchase 380,000 shares of Common Stock at per share exercise prices ranging from $10.00 in 1997 to $30.00 in 2001. Such warrants are exercisable at any time during the contract year in which they are granted. In January 1998, CBS exercised warrants to purchase 380,000 shares of Common Stock at an exercise price of $10.00 per share.

   US WEST AGREEMENT. In connection with its September 1996 investment in Series C Preferred Stock, US WEST Interactive Services, Inc. ("US WEST") and the Company entered into a two-year agreement that provides for the Company and US WEST to (i) establish hypertext links and certain cross promotional pages between the Company's Web sites and US WEST's "Dive In" local Internet sites,
(ii) jointly develop original local sports content for the "Dive In" service and
(iii) engage in certain joint promotional activities. The Company also agreed to offer US WEST the right of first refusal to provide any "yellow page" offering that the Company considers launching during the term of the agreement. The agreement also provides for the Company to pay US WEST royalties based on the number of customers referred from US WEST's Web sites who purchase memberships on the Company's Web sites. The Company also issued US WEST warrants to purchase 960,000 shares of Common Stock at an exercise price of $8.25 per share. Such warrants were exercised in March 1997.

   REUTERS NEWMEDIA AGREEMENT. In March 1996, the Company and Reuters NewMedia entered into an agreement pursuant to which the Company agreed to provide Reuters NewMedia a 60-day exclusive negotiation period with respect to (i) the provision of non-U.S. sports news and information for any Internet, wireless or other proprietary online service marketed to foreign countries or regions that the Company considers launching, (ii) the branding of such service and (iii) an investment in such service. The Company also agreed to provide Reuters NewMedia a reasonable opportunity to match the terms for such an agreement offered by another party if such terms are equivalent or less favorable to the Company than those offered by Reuters NewMedia. The Company also agreed (i) subject to technological feasibility, to negotiate an agreement to develop a customized version of cbs.sportsline.com available only to Reuters NewMedia subscribers through a Reuters NewMedia product, (ii) to grant Reuters NewMedia the exclusive right to redistribute the Company's news and information content within a Reuters NewMedia product as part of a sports news service, subject to negotiation of royalties and the agreement of the Company's third party content providers and (iii) to provide Reuters NewMedia an opportunity to license to the Company content specifically related to sports outside the United States, if such content is already owned, licensed or produced by Reuters NewMedia, and to license such content from Reuters NewMedia if its proposal is equivalent to or better than proposals received from third parties.

   KLEINER PERKINS CAUFIELD & BYERS GUARANTY. In December 1995, Kleiner Perkins Caufield & Byers VII ("KPCB VII") guaranteed a $1,500,000 loan the Company received from Silicon Valley Bank. In return for executing the guaranty, the Company issued KPCB VII warrants to purchase 30,000 shares of Common Stock, which are exercisable until December 13, 2000 at a price of $2.50 per share.

   HORROW CONSULTING AGREEMENT. In September 1994, the Company and Horrow Sports Ventures, an entity owned by Richard Horrow, a director of the Company, entered into a consulting agreement that, among other things, provides for Horrow Sports Ventures and Mr. Horrow to assist the Company in obtaining access to representatives of professional sports leagues, college sports associations and television networks and developing strategic, promotional and marketing plans. In consideration of the services rendered pursuant to the agreement, Mr. Horrow received warrants to purchase 10,000 shares of Common Stock at an exercise price of $5.00 per share in August 1994 and received warrants to purchase an additional 10,000 shares of Common Stock at an exercise price of $5.00 per share in January 1997. Horrow Sports Ventures currently receives a consulting fee of $5,000 per month.

   SCHULHOF CONSULTING AGREEMENT. In June 1996, the Company and Michael P. Schulhof entered into a two year consulting agreement that provides for Mr. Schulhof to consult with and advise the Company from time to time with respect to corporate, business and marketing strategy. In consideration of the services rendered pursuant to the agreement, Mr. Schulhof received warrants to purchase 40,000 shares of Common Stock at an exercise price of $5.00 per share in 1994 and received warrants to purchase an additional 8,000 shares of Common Stock at an exercise price of $8.00 per share in December 1997.

   PLANNED LICENSING AGREEMENT. In August 1994, the Company and Planned Licensing, Inc., a wholly owned subsidiary of Namanco Productions, Inc. ("Planned Licensing"), entered into a five-year agreement pursuant to which Planned Licensing agreed to cause Joe Namath to provide certain services for the Company, including endorsements of the Company's products. James C. Walsh, a director of the Company, is the president and sole stockholder of Namanco Productions, Inc. The Company has the right to renew the agreement for three additional five-year terms. Under the agreement, the Company is obligated to pay Planned Licensing royalties equal to $0.15 per month for each individual who becomes a member during the initial term of the agreement and remains a member for three months, and, during each renewal term, $0.15 per month for each new member, or $0.05 per month if the total royalties during the last calendar year prior to the renewal term were more than $500,000. The royalties paid to Planned Licensing for the years ended December 31, 1995, 1996 and 1997 were $932, $18,645 and $49,967, respectively.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Company's independent public accountants for the year ended December 31, 1997 were, and for 1998 will be, the firm of Arthur Andersen LLP. It is not expected that representatives of such firm will attend the Annual Meeting.

                                  OTHER MATTERS

   The Board knows of no other business to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies in their discretion, unless they are directed by a proxy to do otherwise.

                              SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to presented at the 1999 Annual Meeting of Shareholders be received at the Company's principal executive offices no later than January 19, 1999. The Company's Bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide notice thereof in writing, not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting; provided, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than 30 calendar days earlier than or 60 calendar days after such anniversary, notice by the shareholder, to be timely, must be so received not more than 90 days nor later than the later of
(i) 60 days prior to the annual meeting or (ii) the close of business on the 10th day following the date on which notice of the date of the meeting is given to stockholders or made public, whichever first occurs. The Bylaws also specify certain requirements for a shareholder's notice to be in proper written form.

                                                                       EXHIBIT A

                              SPORTSLINE USA, INC.

                        1997 INCENTIVE COMPENSATION PLAN

                          (PROPOSED MAY 1998 AMENDMENT)


                              SPORTSLINE USA, INC.

                        1997 INCENTIVE COMPENSATION PLAN

1.       Purpose                                                                1

2.       Definitions                                                            1

3.       Administration                                                         3
         (a)      Authority of the Committee                                    3
         (b)      Manner of Exercise of Committee Authority                     4
         (c)      Limitation of Liability                                       4

4.       Stock Subject to Plan 4
         (a)      Limitation on Overall Number of Shares Subject to Awards      4
         (b)      Application of Limitations                                    4

5.       Eligibility; Per-Person Award Limitations                              4

6.       Specific Terms of Awards                                               5
         (a)      General                                                       5
         (b)      Options                                                       5
         (c)      Stock Appreciation Rights                                     6
         (d)      Restricted Stock                                              6
         (e)      Deferred Stock                                                7
         (f)      Bonus Stock and Awards in Lieu of Obligations                 8
         (g)      Dividend Equivalents                                          8
         (h)      Other Stock-Based Awards                                      8

7.       Certain Provisions Applicable to Awards                                8
         (a)      Stand-Alone, Additional, Tandem, and Substitute Awards        8
         (b)      Term of Awards 9
         (c)      Form and Timing of Payment Under Awards; Deferrals            9
         (d)      Exemptions from Section 16(b) Liability                       9

8.       Performance and Annual Incentive Awards                                9
         (a)      Performance Conditions                                        9
         (b)      Performance Awards Granted to Designated Covered Employees    9
         (c)      Annual Incentive Awards Granted to Designated Covered
                  Employees                                                    10
         (d)      Written Determinations                                       11
         (e)      Status of Section 8(b) and Section 8(c) Awards Under Code
                  Section 162(m)                                               11

9.       Change in Control                                                     12
         (a)      Effect of "Change in Control"                                12
         (b)      Definition of "Change in Control"                            12
         (c)      Definition of "Change in Control Price."                     13

10.      General Provisions                                                    13
         (A)      Compliance With Legal and Other Requirements                 13
         (b)      Limits on Transferability; Beneficiaries                     13
         (c)      Adjustments                                                  14
         (d)      Taxes                                                        14
         (e)      Changes to the Plan and Awards                               15
         (f)      Limitation on Rights Conferred Under Plan                    15
         (g)      Unfunded Status of Awards; Creation of Trusts                15
         (h)      Nonexclusivity of the Plan                                   15
         (i)      Payments in the Event of Forfeitures; Fractional Shares      15
         (j)      Governing Law                                                16
         (k)      Plan Effective Date and Stockholder Approval; Termination of
                  Plan                                                         16


                              SPORTSLINE USA, INC.

                        1997 INCENTIVE COMPENSATION PLAN

   1. PURPOSE. The purpose of this 1997 Incentive Compensation Plan (the "Plan") is to assist SportsLine USA, Inc. (the "Company") and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, Directors and independent contractors enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

   2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

          (a) "Annual Meeting Date" shall mean the date of the annual meeting of the Company's stockholders at which the Directors are elected.

          (b) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

          (c) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

          (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

         (e) "Beneficial Owner", "Beneficially Owning" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

         (f) "Board" means the Company's Board of Directors.

         (g) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

          (h) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

          (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         (j) "Committee" means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of at least two directors, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" within the meaning of Section 162(m) of the Code, unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

         (k) "Corporate Transaction" means a Corporate Transaction as defined in
Section 9(b)(i) of the Plan.

         (l) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

         (m) "Deferred Stock" means a right, granted to a Participant under
Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

         (n) "Director" means a member of the Board.

         (o) "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

         (p) "Dividend Equivalent" means a right, granted to a Participant under
Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

         (q) "Effective Date" means the effective date of the Plan, which shall be March 1, 1997.

         (r) "Eligible Person" means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary. The foregoing notwithstanding, (i) only employees of the Company or any Subsidiary shall be an Eligible Persons for purposes of receiving any Incentive Stock Options and (ii) no independent contractor shall be an Eligible Person for purposes of receiving any Awards other than Options under
Section 6(b) of the Plan. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

         (s) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

         (t) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

         (u) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

         (v) ""Formula Grants" means the Formula Grant Options granted to Non-Employee Directors pursuant to Section 6(b)(iv) of the Plan.

         (w) "Incentive Stock Option" or "ISO" means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

         (x) "Incumbent Board" means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

         (y) "Initial Grant Date" means the date on which a Non-Employee Director is first elected or appointed as a Director.

         (z) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

         (aa) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any subsidiary.

         (bb) "Option" means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

         (cc) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

         (dd) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

         (ee) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

         (ff) "Performance Award" means a right, granted to a Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee or the Board.

         (gg) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

         (hh) "Restricted Stock" means Stock granted to a Participant under
Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

         (ii) "Retire" or "Retirement" means termination of service as a Director after having attained at least age 62 and having served as a Director for at least 5 years, other than by reason of death, Disability or the Director's willful misconduct or negligence.

         (jj) "Rule 16b-3" and "Rule 16a-1(c)(3)" means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act

         (kk) "Stock" means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
Section 10(c) hereof.

         (ll) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

         (mm) "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

   3. ADMINISTRATION.

          (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

          (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in
Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.

          (c) LIMITATION OF LIABILITY. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

   4. STOCK SUBJECT TO PLAN.

          (a) LIMITATION ON OVERALL NUMBER OF SHARES SUBJECT TO AWARDS. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 3,000,000, plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 10(c) hereof, in no event shall the aggregate number of shares of Stock which may be issued pursuant to ISOs exceed 1,500,000 shares.

          (b) APPLICATION OF LIMITATIONS. The limitation contained in Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

   5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 250,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and
8(c). In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $2,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000.

   6. SPECIFIC TERMS OF AWARDS.

          (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

          (b) OPTIONS. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:

              (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

              (ii) TIME AND METHOD OF EXERCISE. The Committee or the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

              (III) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with
           Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

                           (A) the Option shall not be exercisable more than ten
                  years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

                           (B) The aggregate Fair Market Value (determined as
                  of the date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

              (iv) FORMULA GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS. Each Non-Employee Director, other than a Non-Employee Director who is, or is an affiliate or designee of, a Beneficial Owner of more than 5% of the Company Voting Securities Outstanding (as defined in Section 9(b)(i)), shall receive on such Non-Employee Director's Initial Grant Date an Option to purchase 12,000 shares of Stock. In addition, each Non-Employee Director shall receive on each Annual Meeting Date thereafter, an Option to purchase 3,000 shares of Stock. Options granted to Non-Employee Directors pursuant to this Section shall be for a term of 10 years and shall become exercisable at the rate of 25% per year commencing on the first anniversary of the date on which the Option is granted; provided, however, that the Options shall be fully exercisable in the event that, while serving as a Director, the Non-Employee Director dies, suffers a Disability, or Retires. The per share exercise price of all Options granted to Non-Employee Directors pursuant to this paragraph (iv) shall be equal to the Fair Market Value of a share of Stock on the date such Option is granted. Unless otherwise extended in the sole discretion of the Committee, the unexercised portion of any Option granted pursuant to this paragraph
           (iv) shall become null and void (V) three months after the date on which such Non-Employee Director ceases to be a Director of the Company for any reason other than the Non-Employee Director's willful misconduct or negligence, Disability, death or Retirement, (W) immediately in the event of the Non-Employee Director's willful misconduct or negligence, (X) one year after the Non-Employee Director ceases to be a Director by reason of his Disability, (Y) at the expiration of its original term, if the Non-Employee Director ceases to be a Director by reason of his Retirement, and (Z) twelve months after the date of the Non-Employee Director's death in the event that such death occurs prior to the time the Option otherwise would become null and void pursuant to this sentence.

          (c) STOCK APPRECIATION RIGHTS. The Committee and the Board each is authorized to grant SAR's to Participants on the following terms and conditions:

              (i) RIGHT TO PAYMENT. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a "Limited SAR" that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.

              (ii) OTHER TERMS. The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

          (d) RESTRICTED STOCK. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:

              (i) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

              (ii) FORFEITURE. Except as otherwise determined by the Committee or the Board at the time of the Award, upon termination of a Participant's employment during the applicable restriction period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

              (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

              (iv) DIVIDENDS AND SPLITS. As a condition to the grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

         (e) DEFERRED STOCK. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

              (i) AWARD AND RESTRICTIONS. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

              (ii) FORFEITURE. Except as otherwise determined by the Committee or the Board, upon termination of a Participant's employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant's Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

              (iii) DIVIDEND EQUIVALENTS. Unless otherwise determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or
           (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

          (f) BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

         (g) DIVIDEND EQUIVALENTS. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.

          (h) OTHER STOCK-BASED AWARDS. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

   7. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

          (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying

Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

         (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

         (c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee or the Board (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee or the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

         (d) EXEMPTIONS FROM SECTION 16(B) LIABILITY. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to
Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

   8. PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

         (a) PERFORMANCE CONDITIONS. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code
Section 162(m), shall be exercised by the Committee and not the Board.

         (b) PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

              (i) PERFORMANCE GOALS GENERALLY. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this
           Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such

         Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

              (ii) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index or the Nasdaq Composite Index; (3) net income;
         (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; and (14) ratio of debt to stockholders' equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under
         Section 8(c) hereof that are intended to qualify as "performance-based compensation" under Code Section 162(m).

                  (iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code
         Section 162(m).

              (iv) PERFORMANCE AWARD POOL. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with
         Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                  (v) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

         (c) ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

                  (i) ANNUAL INCENTIVE AWARD POOL. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                  (ii) POTENTIAL ANNUAL INCENTIVE AWARDS. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

                  (iii) PAYOUT OF ANNUAL INCENTIVE AWARDS. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

          (d) WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

          (e) STATUS OF SECTION 8(B) AND SECTION 8(C) AWARDS UNDER CODE SECTION 162(M). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

   9. CHANGE IN CONTROL.

          (a) EFFECT OF "CHANGE IN CONTROL." If and to the extent provided in the Award, in the event of a "Change in Control," as defined in Section 9(b), the following provisions shall apply:

                  (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control, subject only to applicable restrictions set forth in Section 10(a) hereof;

                  (ii) Limited SARs (and other SARs if so provided by their terms) shall become exercisable for amounts, in cash, determined by reference to the Change in Control Price;

                  (iii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

                  (iv) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

          (b) DEFINITION OF "CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon:

                  (i) An acquisition by any Person of Beneficial Ownership of the shares of Common Stock of the Company then outstanding (the "Company Common Stock Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Company Voting Securities Outstanding") if such acquisition of Beneficial Ownership results in the Person's Beneficially Owning 25% or more of the Company Common Stock outstanding or 25% or more of the combined voting power of the Company Voting Securities Outstanding; or

                  (ii) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a "Corporate Transaction") is subsequently abandoned); or

                  (iii) A change in the composition of the Board such that individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

          Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this Section 9(b), any acquisition or consummation of a Corporate Transaction unanimously approved by the Incumbent Board shall not constitute a Change in Control for purposes of the Plan.

          (c) DEFINITION OF "CHANGE IN CONTROL PRICE." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

   10. GENERAL PROVISIONS.

          (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

          (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

          (c) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that a substitution or adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee or the Board shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

          (d) TAXES. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

          (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee or the Board may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting. Notwithstanding anything herein to the contrary, the provisions of Section 6(b)(iv) of this Plan which govern formula grants of Options to Non-Employee Directors, shall not be amended more than once every six months other than to comport with changes to the Code or the rules promulgated thereunder or the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission, unless such limit on amendments is not required under Rule 16b-3 or other applicable law.

          (f) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person's or Participant's employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

          (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

         (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

         (i) PAYMENTS IN THE EVENT OF FORFEITURES; FRACTIONAL SHARES. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         (j) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.

         (k) PLAN EFFECTIVE DATE AND STOCKHOLDER APPROVAL; TERMINATION OF PLAN. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422, Rule 16b-3 under the Exchange Act, applicable stock exchange requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate at such time as no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

                              SPORTSLINE USA, INC.

                                6340 N.W. 5th Way
                         Fort Lauderdale, Florida 33309

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

   The undersigned holder of Common Stock of SportsLine USA, Inc., a Delaware corporation (the "Company"), hereby appoints Michael Levy and Kenneth W. Sanders, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below,all of the shares of stock of the Company that the undersigned is entitled to vote at the Company's 1998 Annual Meeting of Shareholders, to be held on Thursday, June 11, 1998 at 10:00 a.m., local time, at the Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida and at any adjournments or postponements thereof.

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.  ELECTION OF DIRECTORS.

         VOTE FOR ALL NOMINEES LISTED AT RIGHT EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S) (IF ANY)

         [ ]

         VOTE WITHHELD FROM ALL NOMINEES
         [ ]

         NOMINEES:         Michael Levy
                           Joseph Lacob
                           Andrew Nibley
                           James C. Walsh

(Instruction: To withhold authority for an individual nominee, write that nominee's name on the line provided below.)

 -------------------------------------------------------------------------

2. To approve an amendment to the Company's 1997 Incentive Compensation Plan to increase by 1,000,000 the number of shares of Common Stock authorized for issuance thereunder.

         [ ]  For                   [ ]  Against                   [ ]  Abstain

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN AND "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S 1997 INCENTIVE COMPENSATION PLAN.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

   The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement, and (iii) the Company's 1997 Annual Report to Shareholders.

DATE_________________________________________________________________________

SIGNATURE____________________________________________________________________

SIGNATURE (If held jointly)__________________________________________________

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.